Exhibit 10.3

Confidential

STOCKHOLDERS’ AGREEMENT

OF

NIAGARA HOLDINGS, INC.

February 11, 2005

TABLE OF CONTENTS

SECTION 1.	DEFINITIONS

SECTION 2.	BOARD OF DIRECTORS AND VOTING

(a)	Board of Directors
(c)	Voting Agreement
(d)	Committees
(e)	Chairman
(f)	Payments to Directors; Reimbursements
(g)	Competitive Opportunity
(h)	Notice of Meetings

SECTION 3.	TRANSFERS

(a)	Transfer of Shares
(b)	Transfer Restrictions
(c)	Transfer Notice

SECTION 4.	DRAG-ALONG RIGHTS

(a)	Drag-Along Right
(b)	Notice
(c)	Exercise
(d)	Time Limitation

SECTION 5.	TAG-ALONG RIGHTS

(a)	Notice
(b)	Tag-Along Right
(c)	Exercise
(d)	Certain Restrictions
(e)	Time Limitation

SECTION 6.	LEGEND ON CERTIFICATES

(a)	Legends

SECTION 7.	DURATION OF AGREEMENT

SECTION 8.	INFORMATION RIGHTS

(a)	Financial Statements and Other Information
(b)	Other Information

SECTION 9.		REGULATORY MATTERS

(a)		Cooperation of Other Stockholders
(b)		Covenant Not to Amend

SECTION 10.		EFFECTIVENESS OF AGREEMENT

SECTION 11.		MISCELLANEOUS

(a)		Successors, Assigns and Transferees
(b)		Specific Performance
(c)		Governing Law
(d)		PQP, LLC
(e)		Initial Public Offering
(f)		Submission to Jurisdiction; Waiver of Jury Trial
(g)		Descriptive Headings
(h)		Notices
(i)		Recapitalization, Exchange, Etc. Affecting the Company’s Shares
(j)		Counterparts
(k)		Severability
(l)		Amendment
(m)		Tax Withholding
(n)		Integration
(o)		Further Assurances
(p)		No Strict Construction
(q)		No Third Party Beneficiaries.

SCHEDULES

1	—	SCHEDULE OF INVESTORS

EXHIBITS

A	—	FORM OF STOCKHOLDER JOINDER

B	—	REGULATORY SIDE LETTER

iii

NIAGARA HOLDINGS, INC.
STOCKHOLDERS’ AGREEMENT

This STOCKHOLDERS’ AGREEMENT (the “Agreement”), dated as of February 11, 2005 and effective as of the Effective Time (defined below), is entered into by and among NIAGARA HOLDINGS, INC., a Delaware corporation (the “Company”), and the Investors (defined herein).  The definitions of certain capitalized terms used herein are set forth in Section 1 hereto.

RECITALS

WHEREAS, the Company, Niagara Acquisition, Inc., a wholly-owned subsidiary of the Company (“Niagara”), and PQ Corporation, a Pennsylvania corporation (“PQ”), are parties to that certain Agreement and Plan of Merger, dated as of December 15, 2004 (the “Merger Agreement”), pursuant to which Niagara will be merged with and into PQ, with PQ remaining as the surviving entity and a wholly-owned subsidiary of the Company; and

WHEREAS, the Company and the Investors are parties to those certain Subscription Agreements, dated as of the date hereof (the “Subscription Agreements”), pursuant to which the Company will, as of the Effective Time, issue, and each Investor party thereto will, purchase the Shares as set forth opposite such Investor’s name on Schedule 1 hereto; and

WHEREAS, the Company and certain Investors are parties to those certain Restricted Stock Agreements, dated as of the date hereof (the “Restricted Stock Agreements”), relating to the vesting, sale and other matters involving the Shares received by such Investors; and

WHEREAS, the Investors and the Company desire to promote their mutual interests by agreeing to certain matters relating to the operations of the Company and the transfer of Shares; and

NOW, THEREFORE, in consideration of the foregoing, and the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

AGREEMENT

SECTION 1.         DEFINITIONS

(a)           As used in this Agreement, the following terms have the following meanings:

“Affiliate” means with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.  As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Amended Drag-Along Notice” has the meaning set forth in Section 4(b).

“Blockout Period” has the meaning set forth in Section 3(b).

“Board” has the meaning set forth in Section 2(a)(i).

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by law to be closed in New York, New York.

“Change of Control” means the first occurrence of any one of the following:  (i) a change in the ownership or control of the Company effected through a transaction or series of transactions (including by way of merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act), of more than 50% of the total combined voting power of the Company’s Shares outstanding, in either case immediately after such transaction or series of transactions; or (ii) the sale, lease, transfer, conveyance or other disposition (other than by way of a transaction that would not be deemed a Change of Control pursuant to clause (i) above), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole, to any “person” (as defined above).

“Class A Common Stock” shall mean the Class A Common Stock, $0.01 par value per share, of the Company.

“Class B Common Stock” shall mean the Class B Common Stock, $0.01 par value per share, of the Company.

“Company” has the meaning set forth in the preamble.

“Competitive Opportunity” has the meaning set forth in Section 2(j).

“Convertible Securities” means any evidence of indebtedness, shares of stock or other securities that are directly or indirectly convertible into or exchangeable or exercisable for Shares.

“Drag-Along Notice” has the meaning set forth in Section 4(b).

“Drag-Along Sellers” has the meaning set forth in Section 4(a).

“Drag-Along Transferee” has the meaning set forth in Section 4(a).

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Eligible Shares” has the meaning set forth in Section 5(b).

“Equivalent Shares” means, at any date of determination, (a) as to any outstanding Shares, such number of Shares, (b) as to any outstanding Convertible Securities, the maximum number of Shares for which or into which such Convertible Securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined) and (c) in respect of any Subsidiary of the Company, (i) as to any outstanding shares of stock of any Subsidiary of the Company, such number of shares of stock or (ii) as to any outstanding options, warrants or convertible securities, the maximum number of shares of stock of any Subsidiary of the Company for which or into which such options, warrants or convertible securities may at the time be exercised, converted or exchanged (or which will become exercisable, convertible or exchangeable on or prior to, or by reason of, the transaction or circumstances in connection with which the number of Equivalent Shares is to be determined).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exit Sale” has the meaning set forth in Section 4(a).

“Governmental Approval” means, with respect to any Transfer of Shares, any consent or other action by, or filing with, any governmental authority required in connection with such Transfer and the expiration or early termination of any applicable statutory waiting period in connection with such action or filing.

“Independent Directors” has the meaning set forth in Section 2(a)(ii)(B).

“Independent Third Party” means (i) any Person that did not directly or through one or more intermediaries own Shares immediately after the Effective Time and (ii) any Affiliate of any such Person.

“Initial Public Offering” means the initial public offering of Shares registered on Form S-1 (or any equivalent or successor form under the Securities Act).

 “Investor” or “Investors” means each of the entities or individuals listed on Schedule 1 attached hereto and, upon the approval of the JPMP Representative, any other subsequent holder of Shares who agrees to be bound by the terms of this Agreement in accordance with the terms hereof.

 “IPO Date” means the date on which the Company consummates an Initial Public Offering of the Company.

“JPMP BHCA” means J.P. Morgan Partners (BHCA), L.P., a Delaware limited partnership.

“JPMP Global” means J.P. Morgan Partners Global Investors, L.P., a Delaware limited partnership.

“JPMP Investors” means JPMP BHCA, JPMP Global, J.P Morgan Partners Global Investors A, L.P., a Delaware limited partnership, J.P. Morgan Partners Global Investors

(Cayman), L.P., a Cayman Islands exempted limited partnership, J.P. Morgan Partners Global Investors (Cayman) II, L.P., a Cayman Islands exempted limited partnership, and JPMP Selldown.

“JPMP Representative” means JPMP BHCA or such other representative selected by the JPMP Investors following the date hereof.

“JPMP Selldown” means J.P. Morgan Partners Global Investors (Selldown), L.P., a Delaware limited partnership.

“Litigation” has the meaning set forth in Section 11(d).

“Merger Agreement” has the meaning set forth in the recitals.

“Offered Shares” has the meaning set forth in Section 3(c).

“Party” and “Parties” means each of the signatories to this Agreement.

“Permitted Transfer” means:  (i) a Transfer by an Investor (other than the JPMP Investors) approved by the JPMP Representative or (ii) a Transfer to an Affiliate of an Investor; provided that such transferee remains an Affiliate of such transferor following the Transfer; provided further that such transferee shall agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of, and to be deemed to be an Investor for purposes of, this Agreement.  For the avoidance of doubt, (A) any Permitted Transfer made pursuant to clause (i) of this definition is subject to the provisions of Section 3, and (B) a transferee of Shares subsequent to the IPO Date may, but shall not be required to, agree in writing with the Parties to be bound by, and to comply with, all applicable provisions of this Agreement.

“Permitted Transferee” means any Person who acquires Shares pursuant to the definition of “Permitted Transfer”.

“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.

“Regulatory Sideletter” has the meaning set forth in Section 9(a).

“Restricted Stock Agreements” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” means (a) all shares of Class A Common Stock and Class B Common Stock, whenever issued, including all shares of Class A Common Stock and Class B Common Stock issued upon the exercise, conversion or exchange of any Convertible Securities and (b) all Convertible Securities (treating such Convertible Securities as a number of Shares equal to the number of Equivalent Shares represented by such Convertible Securities for all purposes of this Agreement except as otherwise specifically set forth herein).

“Subscription Agreements” has the meaning set forth in the Recitals.

“Subsidiary” or “Subsidiaries” of any Person means any corporation, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other Person), owns, directly or indirectly, 50% or more of the stock or other equity interests which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

“Successor Entity” has the meaning set forth in Section 11(j).

“Tag-Along Election Period” has the meaning set forth in Section 5(b).

“Tag-Along Rights” has the meaning set forth in Section 5(b).

“Tag-Along Seller” has the meaning set forth in Section 5(a).

“Tag-Along Transferee” has the meaning set forth in Section 5(b).

“Transfer” means, with respect to the Shares or other securities, capital shares, membership interests, partnership interests, units or other property, the direct or indirect (through one or more intermediaries or otherwise) transfer, sale, tender, conveyance, assignment, pledge, hypothecation or other disposition or exchange of, or grant of any option or right (voting or otherwise) or interest in, any of such Shares or other securities, capital shares, membership interests, partnership interests, units or other property, whether voluntary, involuntary, by operation of law (whether by merger, consolidation or binding share exchange) or otherwise; and “Transferring” or “Transferred” have correlative meanings.

“Transfer Notice” has the meaning set forth in Section 3(c).

(b)           Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) the word “including” shall mean “including, without limitation”, and (vi) the word “or” shall be disjunctive but not exclusive.

(c)           References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d)           References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

SECTION 2.                            BOARD OF DIRECTORS AND VOTING

(a)           Board of Directors.  From and after the Effective Time, at each annual or special meeting at which any directors of the Company are to be elected, and whenever the stockholders of the Company act by written consent with respect to the election of directors, each Investor, severally and not jointly, agrees to vote or otherwise give such Investor’s consent in respect of all Class B Common Stock (whether now or hereafter acquired) held of record or beneficially owned by such Investor, and the Company shall take all necessary and desirable actions within its control, in order to cause:

(i)            the authorized number of directors on the board of directors of the Company (the “Board”) to be at least four (4) but no greater than ten (10) directors, provided, that the number of directors on the Board may be increased or decreased at the direction of the JPMP Investors;

(ii)           Subject to Section 2(c) below, the election to the Board of :

(A)          (i) the Chief Executive Officer of the Company and (ii) that number of directors designated by the JPMP Investors (the “JPMP Directors”); provided that the JPMP Investors shall have the right to designate each successor JPMP Director and shall be entitled to direct the removal from the Board of any director; provided, however, that for as long as either JPMP Selldown or JPMP Global own any Shares, one such JPMP Director shall be designated by JPMP Selldown (so long as JPMP Selldown owns Shares) and one such JPMP Director shall be designated by JPMP Global (so long as JPMP Global owns Shares).  The JPMP Directors shall initially be Richard A. Aube, Stephen V. McKenna, Tim C. Purcell and Timothy J. Walsh; and

(B)           that number of independent directors designated (and the determination of independence to be made) by the JPMP Investors (the “Independent Directors”) (it being understood that the JPMP Investors shall have the right to designate each successor Independent Director and shall be entitled to direct the removal from the Board of any Independent Director).

(b)           Each designation of or any proposal to remove from the Board any director shall be made by delivering to the Board a notice signed by the party entitled to such designation or proposal.  As promptly as practicable, but in any event within five (5) days after delivery of such notice, the Company, the Board and the Investors shall take or cause to be taken such actions as may be reasonably required to cause the designation or removal proposed in such notice.  Such actions may include calling a meeting or soliciting a written consent of the Board, or calling a meeting or soliciting a written consent of the Investors.  Each Investor shall take all actions required on its behalf to give effect to the agreements set forth in this Section 2.

(c)           Voting Agreement.  In addition, prior to an IPO Date, as to any matter or action that requires a vote or written consent of the stockholders of the Company, whether by law or pursuant to any agreement, each Investor (other than the JPMP Investors) agrees to vote its shares of Class B Common Stock, or to provide its written consent, only as directed by the JPMP Representative; provided, that no Investor shall be required to vote in favor of, or provide its written consent to, any action that would disproportionately affect such Investor relative to the other Investors in any material and adverse manner.  In the event that any Investor (other than the JPMP Investors) entitled to vote on or provide its written consent with respect to a matter shall fail at any time to vote or act by written consent with respect to any shares of Class B Common

Stock held of record or beneficially owned by such Investor or as to which such Investor has voting control such Investor hereby irrevocably grants to and appoints the JPMP Representative such Investor’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Investor, to vote or act by written consent with respect to such shares of Class B Common Stock and to grant a consent, proxy or approval in respect of such shares, in each case in such manner as the JPMP Representative shall determine in its sole and absolute discretion.  Each Investor (other than the JPMP Representative) hereby affirms that the irrevocable proxy set forth in this Section 2(c) will be valid for the term of this Agreement and is given to secure the performance of the obligations of such Investor under this Agreement.  Each such Investor (other than the JPMP Investors) hereby further affirms that each proxy hereby granted shall, for the term of this Agreement, be irrevocable and shall be deemed coupled with an interest.

(d)           Committees.  The Board may, by duly adopted action of the Board, designate one or more committees, including compensation and audit committees, of one or more directors, including alternates who may replace any absent or disqualified member at any meeting of the committee.

(e)           Chairman.  A chairman may be appointed by the directors from among themselves.  The Chairman, if appointed, will preside over meetings of the Board but shall otherwise have no greater authority than any other director.

(f)            Payments to Directors; Reimbursements.  No director who is an officer of the Company or otherwise employed by the Company or any of its Subsidiaries shall be entitled to remuneration from the Company for services rendered in his or her capacity as a director (other than for reimbursement of reasonable out-of-pocket expenses of such director in accordance with Company policy and as may be authorized by the Board).  The Board may authorize Independent Directors to receive director fees in respect of services rendered as a director of the Company.

(g)           Competitive Opportunity.  If any director who is not employed by the Company or any of its Subsidiaries acquires knowledge of a potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company could have an interest or expectancy (a “Competitive Opportunity”) or otherwise is then exploiting any Competitive Opportunity, the Company shall have no interest in, and no expectation that, such Competitive Opportunity be offered to it, any such interest or expectation being hereby renounced so that each director who is not employed by the Company or any of its Subsidiaries (other than any such director who is bound by any employment, consulting or noncompetition agreements that prohibit such actions) shall (i) have no duty to communicate or present such Competitive Opportunity to the Company and (ii) have the right to hold any such Competitive Opportunity for such director’s (and its agents’, partners’ or affiliates’) own account and benefit or to recommend, assign or otherwise transfer or deal in such Competitive Opportunity to Persons other than the Company or any Affiliate of the Company.

(h)           Notice of Meetings.  Regular meetings of the Board may be held without notice.  Special meetings of the Board may be called by any JPMP Director and may be held upon 48 hours’ notice to each director, either personally, by mail, by telegram or by facsimile, or such shorter period as approved by the Board; provided, that such notice requirement shall be deemed waived for any special meeting if each director is present at such special meeting.

(i)            Subsidiary Directors.  The Parties agree to take all necessary action, either directly through the Company or otherwise, to cause the board of directors of PQ and each significant Subsidiary (as determined by the Board) to have at all times a board composition that has the same proportion of Board designees of each of the JPMP Investors as the Company, unless otherwise determined by holders of a majority of outstanding shares of Class B Common Stock, and the Parties further agree that the other board rights set forth in this Section 1 shall be granted, mutatis mutandis, to each of the JPMP Investors in respect of each significant Subsidiary’s boards of directors.

SECTION 3.         TRANSFERS

(a)           Transfer of Shares.  No Investor shall Transfer any Shares other than in accordance with and as expressly permitted by the provisions of this Agreement or any Restricted Stock Agreement applicable to such Investor.  Any Transfer or purported Transfer made in violation of this Agreement should be null and void and of no effect.

(b)           Transfer Restrictions.  Each of the Investors (other than the JPMP Investors) agrees and acknowledges that it will not, directly or indirectly (through one or more of its Affiliates or otherwise), from the date hereof until the IPO Date (such period, the “Blockout Period”), Transfer any economic or voting interest in any Shares (or in any other securities, capital shares, membership interests, partnership interests, units or other property of an entity that directly or indirectly holds any such Shares), unless such Transfer is a Permitted Transfer, a Transfer pursuant to Sections 4 or 5 of this Agreement, or a Transfer expressly contemplated or permitted by any Restricted Stock Agreement applicable to such Investor.  Notwithstanding the foregoing, no Investor (other than the JPMP Investors) shall be permitted, without the prior written consent of the JPMP Representative, to Transfer any Shares to any Person that competes in any material respect with the businesses conducted by PQ at the time of such proposed Transfer (as determined by the Board).  As a condition to any Transfer of Shares prior to the IPO Date, the transferee of such Shares shall become a party to this Agreement and shall be treated as an Investor hereunder (but not as a JPMP Investor unless (A) the transferor was a JPMP Investor, and (B) each JPMP Investor consents in its respective sole discretion) with the same rights and obligations of an Investor (but not as a JPMP Investor unless (A) the transferor was a JPMP Investor, and (B) each JPMP Investor consents in its respective sole discretion) for all purposes of this Agreement.  No holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

(c)           Transfer Notice.  Prior to any proposed Transfer of any Shares, the Investor (other than the JPMP Investors in the event of a Transfer to a Permitted Transferee) holding such Shares to be Transferred shall give written notice to the Company and the other Investors of its intention to effect such Transfer (the “Transfer Notice”).  Such Transfer Notice shall set forth in reasonable detail the terms and conditions of such proposed Transfer, including (i) the percentage of such Investor’s Shares that would be Transferred, (ii) the number of Shares proposed to be Transferred (the “Offered Shares”), (iii) the proposed amount and form of consideration to be paid for the

Offered Shares and (iv) all other material terms of the proposed Transfer.  In the event that the terms and/or conditions set forth in the Transfer Notice are thereafter amended in any material respect, the Transfer Notice shall be of no further force and effect and the transferring Investor shall give a new Transfer Notice containing such amended terms and conditions.  Subject to Sections 3, 4 and 5 herein (including any applicable time periods and restrictions on Transfer set forth in those Sections), and subject to any applicable Restricted Stock Agreement, the Investor holding such Shares to be Transferred shall have the right, after receipt by the Company and the other Investors of the Transfer Notice, to Transfer Shares in accordance with the terms set forth in such Transfer Notice and this Agreement.

SECTION 4.         DRAG-ALONG RIGHTS

(a)           Drag-Along Right.  Subject to Section 4(d), if at any time (i) during the Blockout Period, the JPMP Investors, or (ii) following the Blockout Period, any Investors owning, in the aggregate, at least 50% of the then outstanding Shares (in the case of either (i) and (ii), collectively, the “Drag-Along Sellers”) propose a sale to any Independent Third Party (a “Drag-Along Transferee”) in a bona fide arm’s length transaction or series of transactions (including pursuant to a purchase agreement, tender offer, merger or other business combination transaction or otherwise) of (A) a sufficient number of the Shares such Drag-Along Sellers own to effect a Change of Control or (B) during the Blockout Period, all of the Shares of the Drag-Along Sellers (in the case of either (A) or (B), an “Exit Sale”), then the Drag-Along Sellers may elect to require each other Investor (other than the JPMP Investors) to sell all, but not less than all, of such other Investor’s Shares, as a part of the Exit Sale to such Drag-Along Transferee, at the purchase price and upon the terms and subject to the conditions of the Exit Sale (all of which shall be set forth in the Drag-Along Notice as hereinafter defined) and may also require each other Investor (other than the JPMP Investors) to vote in favor of such Exit Sale or act by written consent approving the same with respect to all Shares owned by such Investor, as necessary or desirable to authorize, approve and adopt the Exit Sale.  In the event that any Investor shall fail to vote the Shares in favor of the Exit Sale, such Investor shall, upon such failure to so vote, be deemed immediately to have granted the Drag-Along Sellers a proxy to vote such Investor’s Shares in favor of the Exit Sale.  Such Investor acknowledges that each such proxy granted hereby, including any successive proxy, if necessary, is being given to secure the performance of an obligation hereunder, is coupled with an interest, and shall be irrevocable until such obligation is performed.  Without limiting the foregoing, if an Exit Sale requires the approval of the Company’s stockholders, each Investor (other than the JPMP Investors) shall waive any dissenters’ rights, appraisal rights or similar rights in connection with such Exit Sale.  In the event that an Exit Sale is proposed pursuant to this Section 4, all outstanding proposals to Transfer Shares shall immediately be withdrawn and no Transfer of Shares shall be consummated until the expiration of the time period provided for in Section 4(e).

(b)           Notice.  The rights set forth in Section 4(a) shall be exercised by the Drag-Along Sellers giving written notice (the “Drag-Along Notice”) to each other Investor and the Company, at least ten (10) Business Days prior to the date on which the Drag-Along Sellers expect to consummate the Transfer giving rise to such Drag-Along Right.  In the event that the terms and/or conditions set forth in the Drag-Along Notice are thereafter amended in any material respect, the Drag-Along Sellers shall give written notice (an “Amended Drag-Along Notice”) of the amended terms and conditions of the proposed Transfer to each other Investor.  Each Drag-Along Notice and Amended Drag-Along Notice shall set forth:  (i) the name of the Drag-Along Transferee and the number of Shares proposed to be purchased by such Drag-Along Transferee, (ii) the proposed amount of consideration and material terms and conditions of payment offered by the Drag-Along Transferee, and (iii) a summary of any other material terms pertaining to the Transfer.

(c)           Exercise.  All Transfers of Shares to the Drag-Along Transferee pursuant to this Section 4 shall be consummated simultaneously at the offices of the Company, unless the Drag-Along Sellers elect otherwise, on the later of (i) a Business Day not less than ten (10) or more than sixty (60) days after the Drag-Along Notice is received by such other Investors and the Company or (ii) the third Business Day following receipt of all material Governmental Approvals, or at such other time and/or place as each of the parties to such Transfers may agree.  The delivery of stock certificates shall be made on such date, against payment of the purchase price for such Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Shares as may be reasonably requested by the Drag-Along Sellers and the Company, with all stock transfer taxes paid and stamps affixed.  Each other Investor shall receive with respect to the sale of shares of Class B Common Stock the same amount of consideration received by the Drag-Along Sellers per share of Class B Common Stock (it being understood that shares of Class A Common Stock may be valued by the Drag-Along Transferee at a lower price per share than the Class B Common Stock to account for the different rights, powers, preferences and privileges that the Class A Common Stock has compared to the Class B Common Stock as set forth in the Company’s Certificate of Incorporation and other agreements relating to the Shares, including, without limitation, the right of the holders of shares of Class B Common Stock to receive distributions in respect of their unreturned paid-in-capital of the Company prior the right of the holders of shares of Class A Common Stock to receive distributions ratably based on the number of outstanding Shares held by such holders).  To the extent that the Parties (or any successors thereto) are to provide any indemnification or otherwise assume any other post-closing liabilities, the Drag-Along Sellers and all other Investors selling Shares in a transaction under this Section 4 shall do so severally and not jointly (and on a pro rata basis in accordance with the Shares being sold by each) and their respective potential liability thereunder shall not exceed the proceeds received.  Furthermore, each other Investor shall only be required to give customary representations and warranties, including, but not limited to, title to Shares conveyed, legal authority and capacity, and non-contravention of other agreements to which it is a party.  Each Investor shall be required to enter into any instrument, undertaking or obligation necessary or reasonably requested and deliver all documents necessary or reasonably requested in connection with such sale (as specified in the Drag-Along Notice) in connection with this Section 4.

(d)           Time Limitation.  If at the end of the 90th day after the receipt of the Drag-Along Notice the Drag-Along Sellers have not completed the proposed Transfer, the Drag-Along Notice shall be null and void, and it shall be necessary for a separate Drag-Along Notice to be delivered, and the terms and provisions of this Section 4 separately complied with, in order to consummate such Transfer pursuant to this Section 4; provided, that such 90 day time period may be extended at the option of the Drag-Along Sellers for a reasonable period of time not to exceed an additional 90 days to the extent that the failure to complete the proposed Transfer is cause by the failure to obtain the necessary Governmental Approvals.

SECTION 5.         TAG-ALONG RIGHTS

(a)           Notice.  Subject to Section 5(d) if at any time the JPMP Investors (referred to in this Section 6 as the “Tag-Along Seller”) propose to Transfer 5% or more of the then outstanding Shares to an Independent Third Party, then such Tag-Along Seller shall comply with the provisions of this Section 5.  In addition to the information required to be provided in the Transfer Notice pursuant to Section 3(c), the Tag-Along Seller shall provide additional information with respect to the proposed sale as reasonably requested by the other Investors.

(b)           Tag-Along Right.  The Investors (other than the JPMP Investors) shall have the right, exercisable upon written notice to the Tag-Along Seller within seven (7) Business Days after receipt of the applicable Transfer Notice (the “Tag-Along Election Period”), to participate in the proposed Transfer by the Tag-Along Seller to an Independent Third Party (the “Tag-Along Transferee”) on the terms and conditions set forth in such Transfer Notice (such participation rights being hereinafter referred to as “Tag-Along Rights”).  Any Investor that has not notified the Tag-Along Seller of its intent to exercise Tag-Along Rights within the Tag-Along Election Period shall be deemed to have elected not to exercise such Tag-Along Rights with respect to the sale contemplated by such Transfer Notice.  Each other Investor may participate with respect to the Shares owned by such Investor (excluding any non-vested shares of Class A Common Stock so held) in an amount equal to the product obtained by multiplying (i) the aggregate number of Shares (excluding any non-vested shares of Class A Common Stock so held) owned by such other Investor on the date of the sale by (ii) a fraction, the numerator of which is equal to the number of Shares proposed to be sold by the Tag-Along Seller and the denominator of which is the aggregate number of Shares owned by the Tag-Along Seller (the “Eligible Shares”).  If one or more other Investors elects not to include the maximum number of Eligible Shares in a proposed sale, the Tag-Along Seller shall give prompt notice to each other participating Investor (including the Tag-Along Seller) and such other participating Investors may sell in the proposed sale a number of additional Shares owned by any of them equal to their pro rata portion (based upon the aggregate number of Shares (excluding any non-vested shares of Class A Common Stock so held) owned by such Investor relative to the aggregate number of Shares (excluding any non-vested shares of Class A Common Stock so held) owned by all Investors) of the number of Shares eligible to be included in the proposed sale.  Such additional Shares which any such Investor(s) proposes to sell shall not be included in the calculation of Eligible Shares of such Investor.  To the extent that the total number of Shares proposed to be sold by the Tag-Along Seller and the number of Eligible Shares proposed to be sold by all of the other Investors collectively exceeds the number of Shares that the Tag-Along Transferee is willing to purchase, the number of Shares that the Tag-Along Seller and each other Investor proposes to sell will be reduced pro rata based upon the relative number of Shares that the Tag-Along Seller and each other Investor had proposed to sell.

(c)           Exercise.  At the closing of the sale to any Tag-Along Transferee pursuant to this Section 5, the delivery of stock certificates shall be made on such date by the Tag-Along Seller and such other Investors exercising Tag-Along Rights, against payment of the purchase price for such Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Shares as may be reasonably requested by the Tag-Along Transferee and the Company, with all stock transfer taxes paid and stamps affixed.  The consummation of such proposed Transfer shall be subject to the sole discretion of the Tag-Along Seller, who shall have no liability or obligation whatsoever to any other Investor participating therein in connection with such Investor’s Transfer of Shares.  Each other Investor shall receive with respect to the sale of shares of Class B Common Stock the same amount of consideration received by the Tag -Along Sellers per share of Class B Common Stock (it being understood that shares of Class A Common Stock may be valued by the Tag-Along Transferee at a lower price per share than the Class B Common Stock to account for the different rights, powers, preferences and privileges that the Class A Common Stock has compared to the Class B Common Stock as set forth in the Company’s Certificate of Incorporation and other agreements relating to the Shares, including, without limitation, the right of the holders of shares of Class B Common Stock to receive distributions in respect of their unreturned paid-in-capital of the Company prior the right of the holders of shares of Class A Common Stock to receive distributions ratably based on the number of outstanding Shares held by such holders).  To the extent that the Parties (or any successors thereto) are to provide any indemnification or otherwise assume any other post-closing liabilities, the Tag-Along Seller and all other Investors participating in a transaction under this Section 5 shall do so severally and not jointly (and on a pro rata basis in accordance with the Shares being sold by each), and their respective potential liability thereunder shall not exceed the proceeds received.  If any Governmental Approval is required in connection with any such Transfer of Shares and such Governmental Approval has not been completed or obtained on or prior to the date scheduled for closing, the closing of Transfer of Shares shall take place on the third Business Day after such Governmental Approval has been completed or obtained.  Each participating Investor shall be required to enter into any instrument, undertaking, obligation or make any filing necessary or reasonably requested and deliver all documents necessary or reasonably requested in connection with such sale (as specified in the Transfer Notice) as a condition to the exercise of such holder’s rights to Transfer Shares under this Section 5.

(d)           Certain Restrictions.  Notwithstanding the foregoing, no Tag-Along Rights of any Investor shall apply hereunder with respect to any sales pursuant to (i) any Permitted Transfer or (ii) any drag-along sale pursuant to Section 4.

(e)           Time Limitation.  If at the end of the 90th day after the end of the Tag-Along Election Period, the Tag-Along Seller has not completed the proposed Transfer, the Transfer Notice shall be null and void, and it shall be necessary for a separate Transfer Notice to be delivered, and the terms and provisions of this Section 5 separately complied with, in order to consummate such Transfer pursuant to this Section 5.

SECTION 6.         LEGEND ON CERTIFICATES

(a)           Legends.  To the extent applicable, each certificate representing Shares shall bear each of the following legends (in addition to any legends required under the Subscription Agreements or the Restricted Stock Agreement) until such time as the Shares represented thereby are no longer subject to the provisions hereof.

(i)            “THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN

CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

(ii)           “THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXCHANGED UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OR EXCHANGE COMPLIES WITH THE PROVISIONS OF THE STOCKHOLDERS’ AGREEMENT AND THE RESTRICTED STOCK AGREEMENT (AS APPLICABLE), EACH DATED AS OF FEBRUARY 11, 2005, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND THE INVESTORS PARTY THERETO, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY.”

(iii)          Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

SECTION 7.         DURATION OF AGREEMENT

This Agreement shall terminate and be of no further force or effect, except with respect to the provisions set forth in Sections 1, 7, 8, 9, 10 and 11, upon the earliest to occur of (i) the unanimous agreement of the Investors, (ii) an IPO Date, and (iii) the date on which the JPMP Investors, together with their respective Permitted Transferees, collectively own 5% or less of the then outstanding Shares; provided, however, that notwithstanding the foregoing and except as may be otherwise specified herein, in the event that this Agreement is terminated pursuant to clause (ii) of this Section 7, the provisions set forth in Section 4 shall also survive.

SECTION 8.         INFORMATION RIGHTS

(a)           Financial Statements and Other Information.

(i)            The Company shall deliver to each Investor that owns at least 10% of the Class B Common Stock then outstanding with the following information:

(A)          as soon as is available and in any event within 30 days after the end of each month of each fiscal year of the Company, consolidated balance sheets of the Company and any Subsidiary of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the period then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(B)           as soon as is available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, consolidated balance sheets of the Company and any Subsidiary of the Company as of the end of such period, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the period then ended, prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, and subject to the absence of footnotes and to year-end adjustments;

(C)           as soon as is available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and any Subsidiaries of the Company as of the end of such year, and consolidated statements of income and cash flows of the Company and any Subsidiary of the Company for the year ended prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except as otherwise noted therein, together with an auditor’s report thereon of a firm of established national reputation; and

(D)          to the extent the Company is required by law or pursuant to the terms of any of the Company’s or any of the Company’s Subsidiaries’ material debt agreements, indentures and other agreements or instruments evidencing material indebtedness of the Company or any of its Subsidiaries to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Exchange Act, as amended, such reports actually prepared by the Company as soon as available.

(ii)           From and after the date hereof, the Investors shall not and, in each case, shall cause each of their respective Permitted Transferees and other representatives not to, directly or indirectly, disclose, reveal, divulge or communicate to any Person other than authorized representatives of the Company or use or otherwise exploit for its own benefit or for the benefit of anyone other than the Company, any confidential information of or relating to the business conducted by the Company, unless (i) compelled to disclose by judicial or administrative process or by other requirements of law or governmental authorities or (ii) disclosed in an action brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder; provided, however, that in the event disclosure is required by applicable law, the Investors shall, to the extent reasonably possible, provide the Company with prompt notice of such requirement prior to making any disclosure so that the Company may seek an appropriate protective order.  For purposes of this Section 8(a)(ii), “confidential information” does not include, and there shall be no obligation hereunder with respect to, information that (i) is generally available to the public on the date of this Agreement or (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible thereunder.

(b)           Other Information.  The Company and any Subsidiary of the Company shall provide to each of the JPMP Investors, and as applicable create and/or generate, any information as a JPMP Investor may reasonably request, including true and correct copies of all documents, reports, financial data and other information.

SECTION 9.         REGULATORY MATTERS

(a)           Cooperation of Other Stockholders.  Each Investor agrees to cooperate with the Company in all reasonable respects in complying with the terms and provisions of the letter agreement between the Company and the JPMP Investors, a copy of which is attached hereto as Exhibit B, regarding regulatory matters (the “Regulatory Sideletter”), including without limitation, voting to approve amending the Company’s certificate of incorporation, the Company’s bylaws or this Agreement in a manner reasonably acceptable to the Parties and the JPMP Investors entitled to make such request pursuant to the Regulatory Sideletter in order to remedy a Regulatory Problem (as defined in the Regulatory Sideletter).

(b)           Covenant Not to Amend.  The Company and each Party agrees not to amend or waive the voting or other provisions of the Company’s certificate of incorporation, the Company’s bylaws or this Agreement if such amendment or waiver would cause the JPMP Investors to have a Regulatory Problem.  The JPMP Investors agree to notify the Company as to whether or not it would have a Regulatory Problem promptly after the JPMP Investors have notice of such amendment or waiver.

SECTION 10.       EFFECTIVENESS OF AGREEMENT

This Agreement shall become effective at the Effective Time.  Prior to the Effective Time, this Agreement shall have no force or effect, and no Investor shall have any rights, obligations or claims against or with respect to the Company or any other Investor, except as may be set forth in such Investor’s subscription agreement with the Company.  At the Effective Time, the Company shall, as applicable, (i) revise Schedule 1 attached hereto to reflect the identity of any additional JPMP Investors designated by JPMP BHCA to the Company in writing prior to the Effective Time and accept signature pages including the signatures of such JPMP Investors; provided, that such additional JPMP Investors are Affiliates of JPMP BHCA, (ii) revise Schedule 1 attached hereto to reflect the ownership of Shares of each Investor at such time, (iii) with the consent of the JPMP Representative, amend this Agreement to reflect the addition of any other Investors, and (iv) promptly thereafter, deliver a copy of this Agreement to each Investor.

SECTION 11.       MISCELLANEOUS

(a)           Successors, Assigns and Transferees.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and permitted assigns and any other permitted Transferee of Shares hereunder and shall also apply to any Shares acquired by Investors after the date hereof.  Prior to the IPO Date, in the event that any Investor Transfers all or any portion of its Shares to any other Person, as permitted herein, such Transferee shall execute a counterpart of this agreement in the form attached as Exhibit A hereto and agree to be bound by the terms hereof for all purposes hereunder.  Any such Transfer by an Investor will be void ab initio unless such Transfer is effectuated in accordance with this Agreement.  Any Affiliate of the JPMP Investors that receives Shares hereunder shall be considered one of the JPMP Investors for all purposes hereunder.

(b)           Specific Performance.  Each Party, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, shall be entitled to specific performance of each other Party’s obligations under this Agreement, and each Party agrees to waive any requirement for the security or posting of any bond in connection with such remedy. The Parties agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by any of them of the provisions of this Agreement and each hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws, and not the law of conflicts which would result in the application of the laws of another jurisdiction, of the State of Delaware.

(d)           PQP, LLC.  PQP, LLC and Michael R. Boyce hereby represent and warrant to the other Parties hereto that Mr. Boyce is the managing member of PQP, LLC and has the power to direct or cause the direction of the management and policies of PQP, LLC, whether through the ownership of membership interests, by contract or otherwise.  PQP, LLC and Michael R. Boyce hereby covenant and agree that PQP, LLC (and any successor thereto) shall not engage in or otherwise conduct any business other than the business of holding the Shares and taking such other actions as expressly contemplated by any agreement between the Company and PQP, LLC.

(e)           Initial Public Offering.  In the event the Company determines to effect an Initial Public Offering, the Investors will take all necessary and desirable actions in connection with the consummation of the Initial Public Offering.  Prior to the consummation of the Initial Public Offering, the Board, with the assistance of the managing underwriters of the Initial Public Offering, shall (i) determine in its reasonable opinion the fair value of the Company, taking into account such factors it considers fair and reasonable under the circumstances and (ii) following such determination of the fair value of the Company, calculate the amount that would be paid to each holder of shares of the Class A Common Stock and Class B Common Stock if an amount equal to such fair value of the Company was distributed on the anticipated IPO Date by the Company in complete liquidation of the Company pursuant to the rights and preferences set forth in the Company’s Certificate of Incorporation (giving effect to applicable orders of priority and the provisions of agreements relating to the Shares).  The Company and the Investors shall take all actions reasonably necessary, including the voting of, or providing its written consent with respect to, the Shares, to effect any redemption, recapitalization or exchange of Shares immediately prior to the IPO Date as determined by the Board to implement an Initial Public Offering.  Each Investor agrees (if so required by the managing underwriters of an Initial Public Offering) that it will not offer for public sale any capital stock of the Company during a period not to exceed 180 days after the effective date of any registration statement filed by the Company in connection with an Initial Public Offering (except as part of such underwritten registration or as otherwise permitted by such managing underwriters).

(f)            Submission to Jurisdiction; Waiver of Jury Trial.  Each of the Parties hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and of the United States of America sitting in Delaware for any action, proceeding or investigation in any court or before any governmental authority (“Litigation”) arising out of or relating to this Agreement, (and agrees not to commence any Litigation relating thereto except in such court), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective notice address, as provided for in this Agreement, shall be effective service of process for any Litigation brought against it in any such court.  Each of the Parties hereby irrevocably and unconditionally waives any objection to the laying of venue of any Litigation arising out of this Agreement or the transactions contemplated hereby in the Court of Chancery of the State of Delaware or the United States of America sitting in Delaware and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Litigation brought in any such court has been brought in an inconvenient forum.  Each of the Parties irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in connection with any Litigation arising out of or relating to this Agreement or the transactions contemplated hereby.

(g)           Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(h)           Notices.  All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be given either by depositing such writing in the United States mail, addressed to the recipient, postage paid and certified with return receipt requested, or by depositing such writing with a reputable overnight courier for next day delivery, or by delivering such writing to the recipient in person, by courier or by facsimile transmission.  A notice, request or consent given under this Agreement shall be deemed received when actually received if personally delivered, when transmitted, if transmitted by facsimile with electronic confirmation, the day after it is sent, if sent for next day delivery and upon receipt, if sent by mail.  All such notices, requests and consents shall be delivered as follows:

(i)            if to the Company, addressed to it at:

Niagara Holdings, Inc.

c/o J.P. Morgan Partners (BHCA), L.P.

1221 Avenue of the Americas

39th Floor

New York, New York 10020

Attn:  Timothy J. Walsh

Richard A. Aube

Stephen V. McKenna

Facsimile: (212) 899-3401

with a copy to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, NY 10022

Attn:  Samuel A. Fishman

David S. Allinson

Facsimile: (212) 751-4864

(ii)           if to the JPMP Investors, addressed as follows:

J.P. Morgan Partners (BHCA), L.P. and affiliated funds

1221 Avenue of the Americas

39th Floor

New York, New York 10020

Attn:  Timothy J. Walsh

Richard A. Aube

Stephen V. McKenna

with a copy to:

Latham & Watkins LLP

885 Third Avenue

Suite 1000

New York, NY 10022

Attn:  Samuel A. Fishman

David S. Allinson

(iii)          if to any other Investor, in accordance with the address of each such Investor set forth on Schedule 1 hereto or set forth on any signature page to this Agreement.

(i)            Recapitalization, Exchange, Etc. Affecting the Company’s Shares.  The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all Shares of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, conversion to a corporation or otherwise) that may be issued in respect of, in exchange for, or in substitution of, the Shares and shall be appropriately adjusted for any dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

(j)            Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

(k)           Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

(l)            Amendment.  This Agreement may be amended only by written agreement approved by (i) the JPMP Investors or (ii) if the JPMP Investors hold less than 10% of the then outstanding shares of Class B Common Stock, the Investors owning, in the aggregate, at least a majority of the then outstanding Shares owned by Investors; provided, that the written consent of each other Party or Parties shall be required, in addition to the approval required in (i) or (ii) above, as the case may be, for any such amendment that disproportionately affects in any material and adverse manner such Party or Parties or their rights or obligations hereunder relative to the other Parties.  At any time hereafter, Persons acquiring Shares may be made parties hereto by executing a signature page in the form attached as Exhibit A hereto, which signature page shall be countersigned by the Company and shall be attached to this Agreement and become a part hereof without any further action of any other Party hereto.  Except as otherwise provided herein, in the event that (A) the Company or any successor or assign consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity in such consolidation or merger, (B) the Company or any successor or assign transfers all or substantially all of its properties and assets to any Person, or (C) a sale of the Company is consummated pursuant to Section 4 and the Investors receive non-publicly traded equity securities in connection with such transaction, then in the case of either (A) or (B), proper provision shall be made and all Investors shall execute such documents and agreements as reasonably requested by the JPMP Investors so that this Agreement shall be given full force and effect with respect to such surviving corporation or entity or such Person that acquires all or substantially all of the properties and assets of the Company or any successor or assign (any such surviving corporation, entity or Person, a “Successor Entity”), as the case may be, and the rights and obligations of each Party hereto shall continue in full force and effect such that each Party shall have the same rights and obligations with respect to the applicable Successor Entity and its securities as it has with respect to the Company and the Shares, and in the case of (C) proper provision shall be made and all Investors shall execute such documents and agreement as reasonably requested by the JPMP Investors so that the provisions of Sections 4 and 5 shall survive (as may be amended as reasonably determined by the JPMP Investors) with respect to such non-publicly traded equity securities.

(m)          Tax Withholding.  The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Investor of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase or cancellation of any Shares.

(n)           Integration.  This Agreement, the Subscription Agreements, the Restricted Stock Agreements, the Regulatory Sideletter and any side letters by any Investor or group of Investors, on the one hand, and the Company, on the other, regarding board observer rights and such related matters, constitute the entire agreement among the Parties hereto pertaining to the subject matter hereof and supersede all prior agreements and understandings pertaining thereto.

(o)           Further Assurances.  In connection with this Agreement and the transactions contemplated thereby, each Investor shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

(p)           No Strict Construction.  This Agreement shall be deemed to be collectively prepared by the Parties, and no ambiguity herein shall be construed for or against any Party based upon the identity of the author of this Agreement or any provision hereof.

(q)           No Third Party Beneficiaries.  Neither this Agreement, nor any provision contained herein, shall create a third-party beneficiary relationship or otherwise confer any right, entitlement or benefit upon any Person other than the Parties to this Agreement and their permitted assigns.

IN WITNESS WHEREOF, the Parties have executed this Stockholders Agreement as of the date first above written.

NIAGARA HOLDINGS INC.

By:	/s/ Timothy Walsh
Name:		Timothy Walsh
Title:		President

J.P. MORGAN PARTNERS (BHCA), L.P.
BY: JPMP MASTER FUND MANAGER, L.P.,
ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Timothy C. Purcell
	Name:	Timothy C. Purcell
	Title:	Managing Partner

J.P. MORGAN PARTNERS GLOBAL INVESTORS, L.P.

BY: JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Timothy C. Purcell
	Name:	Timothy C. Purcell
	Title:	Managing Partner

J.P. MORGAN PARTNERS GLOBAL INVESTORS A, L.P.

BY: JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Timothy C. Purcell
	Name:	Timothy C. Purcell
	Title:	Managing Partner

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN), L.P.

BY: JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Timothy C. Purcell
	Name:	Timothy C. Purcell
	Title:	Managing Partner

J.P. MORGAN PARTNERS GLOBAL INVESTORS (CAYMAN) II, L.P.

BY: JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Timothy C. Purcell
	Name:	Timothy C. Purcell
	Title:	Managing Partner

J.P. MORGAN PARTNERS GLOBAL INVESTORS (SELLDOWN), L.P.

BY: JPMP GLOBAL INVESTORS, L.P.,
ITS GENERAL PARTNER
BY: JPMP CAPITAL CORP.,
ITS GENERAL PARTNER

By:	/s/ Timothy C. Purcell
	Name:	Timothy C. Purcell
	Title:	Managing Partner

PQP, LLC

By:	/s/ Scott Randolph
Name:	Scott Randolph
Title:	Vice President and Chief Financial Officer

SCHEDULE 1

SCHEDULE OF INVESTORS

EXHIBIT A

SIGNATURE PAGE
TO THE
STOCKHOLDERS AGREEMENT

By execution of this signature page,                                                                       hereby agrees to become a party to, be bound by the obligations of and receive the benefits of that certain Stockholders Agreement, dated as of February 11, 2005, by and among Niagara Holdings Inc., a Delaware corporation, J.P. Morgan Partners (BHCA), L.P., and the other parties thereto, as amended from time to time thereafter, and shall be deemed to be an “Investor” for all purposes thereunder.

By:
Name:
Title:

Notice Address:

Accepted:
NIAGARA HOLDINGS, INC.

By:
Name:
Title:

EXHIBIT B

Regulatory Sideletter

[Attached hereto]